Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Reports Third Quarter 2018 Results

JERSEY CITY, NJ, Thursday, November 1, 2018 -- Bel Fuse Inc. (Nasdaq:BELFA and Nasdaq:BELFB) today announced preliminary financial results for the third quarter of 2018.

Third Quarter 2018 Highlights
•	Net sales of $146.5 million, representing year-over-year growth of $20.1 million, or 15.9%
•
GAAP net earnings of $11.4 million compared to $5.0 million in third quarter 2017, an increase of 126.0%.  GAAP EPS of $0.89 per Class A share (versus $0.40 in Q3-17) and $0.94 per Class B share (versus $0.42 in Q3-17)

•
Non-GAAP net earnings of $9.0 million compared to $5.3 million in third quarter 2017, an increase of 69.7%.  Non-GAAP EPS of $0.70 per Class A share (versus $0.42 in Q3-17) and $0.75 per Class B share (versus $0.44 in Q3-17)

•	$185.1 million in backlog represents an increase of $38.6 million, or 26%, from December 31, 2017
•	Quarterly bookings (orders received) of $152.0 million, highest since third quarter of 2014

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude the impact of costs associated with ERP system implementation costs, restructuring charges and transition tax. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

CEO Comments
Daniel Bernstein, President and CEO, said, "We are pleased with the solid performance delivered this quarter, as each of our major product lines showed double-digit sales growth over last year's third quarter.  We are encouraged to see the continued trend of increased bookings translating into higher sales volume.  The majority of the sales growth in the third quarter related to strong demand for our Magnetic Solutions products, particularly our integrated connector modules used in next-generation switching platforms.  Within our Connectivity Solutions group, we saw higher demand for our Stewart passive connectors as our premise wiring customers in North America and Europe are benefiting from improved economic conditions.  Military applications, including those related to encryption, threat detection radar, field communications and munitions, continue to be an area of growth for our Cinch optical and copper connectors.  Within our Power Solutions and Protection group, demand remains strong for our power supplies used in a variety of datacenter applications, including the power-intensive requirements needed for the encryption and security aspects of blockchain technology.

Our third quarter bookings reached a new four-year record, representing a 28% increase from the third quarter of last year.  This growth in orders received was seen across all of our major product groups, and is an encouraging data point for our top line as we look to 2019.

We're encouraged that stronger sales, price stabilization and our history of focused cost management will aid us going forward in alleviating some of the margin pressures that the industry has been facing related to higher raw material and labor costs. The management team continues to evaluate opportunities to grow our business through acquisitions that would provide access to new markets and customers while being accretive to the overall business.  In early October, we announced the acquisition of BCMZ Precision Engineering Limited, a UK-based manufacturer of precision machined components. BCMZ had been a strategic supplier to our Cinch business and this acquisition enables us to continue to support key defense and industrial customers across Europe and provides for vertical integration of our in-house operations" concluded Mr. Bernstein.

Financial Summary

All comparative percentages are on a year-over-year basis, unless otherwise noted.

Third Quarter 2018 Results

Net Sales
Net sales were $146.5 million, up 15.9% from last year's third quarter.

•	By geographic segment: Europe was up by 6.6%, North America was up by 18.7% and Asia sales were higher by 16.6%.
•	By product group: Magnetic Solutions sales were up by 20.4%, Connectivity Solutions sales grew by 13.3% and Power Solutions and Protection sales were up by 13.8%.

On a consolidated basis, sales increased by $20.1 million in the third quarter of 2018 compared to the same period of 2017.  This was also the second quarter of year-over-year sales growth for our Power Solutions and Protection group since the acquisition of Power Solutions in 2014, despite a $1.4 million decline in sales related to our discontinued NPS product line.

Gross Profit
Gross profit margin decreased to 19.9%, from 21.9% in the third quarter of 2017, primarily due to higher material costs in 2018 coupled with increases to the minimum wage rates at our PRC factories which went into effect during 2018.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $18.7 million, down from $20.9 million in the third quarter of 2017. The reduction in SG&A expenses primarily related to a $2.1 million favorable swing in foreign exchange rates (a gain of $1.5 million in the third quarter of 2018 compared to a foreign exchange loss of $0.6 million in the third quarter of 2017).

Operating Income
Operating income was $10.5 million, up from $6.8 million in the third quarter of 2017, with an operating margin of 7.2% compared to 5.4% in the third quarter of 2017.

Income Taxes
There was a benefit from income taxes of $2.2 million in the third quarter of 2018, as compared to a provision for income taxes of $0.1 million in the same period of 2017.  This resulted in an effective tax rate of -24.1% during the third quarter of 2018, compared to an effective tax rate of 1.2% during the same quarter last year.  The benefit in the third quarter of 2018 was largely due to a favorable measurement period adjustment of $2.6 million on the transition tax originally estimated and recorded in the fourth quarter of 2017.  The 2018 quarter was also affected by a decrease in tax expense in the North America segment due to the reduction in the U.S. tax rate from 35% in 2017 to 21% in 2018, as well as a decrease in the taxes related to uncertain tax positions.

Net Earnings
The above factors resulted in net earnings of $11.4 million in the third quarter of 2018 as compared with $5.0 million in the third quarter of 2017.

Nine Months Ended September 30, 2018 Results

Net Sales
Net sales were $405.5 million, up 9.1% from the same period of 2017.

•	By geographic segment, Europe was up by 11.9%, North America was higher by 8.9% and Asia was up by 8.0%.
•	By product group, Magnetic Solutions sales were up by 11.7%, Connectivity Solutions sales were 9.4% higher and Power Solutions and Protection sales were up by 6.2%.

On a consolidated basis, sales increased by $33.8 million in the first nine months of 2018 compared to the same period of 2017, despite a $5.1 million decline in sales related to the discontinuation of our NPS product line within the Power Solutions Business.

Gross Profit
Gross profit margin decreased to 19.6%, from 21.6% in the same period of 2017, primarily due to an unfavorable fluctuation in the Chinese Renminbi against the U.S. Dollar earlier in 2018.  The above-mentioned minimum wage increases in the PRC and an increase in material costs due to supply constraints also had an unfavorable impact on our gross profit margin during the 2018 period.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $57.7 million, down from $63.6 million in the same period of 2017. The reduction in SG&A expenses primarily related to a $5.1 million favorable swing in foreign exchange rates (a gain of $2.4 million in the first nine months of 2018 compared to a foreign exchange loss of $2.7 million in the same period of 2017).  Other factors contributing to the lower SG&A expense in the 2018 period were a $1.3 million reduction in legal and professional fees offset by $0.6 million of higher fringe benefit expense in the 2018 period.

Operating Income
Operating income was $21.6 million, up from $16.4 million from the same period of 2017, with an operating margin of 5.3% compared to 4.4% in the same period of 2017.

Income Taxes
The provision for income taxes was $0.5 million in the first nine months of 2018 as compared with $2.3 million during the same period of 2017.  This resulted in an effective tax rate of 3.0% during the first nine months of 2018, compared to 20.8% during the same period last year.  In addition to the factors noted above for the third quarter, the effective tax rate for the 2017 period also included U.S. and foreign taxes accrued for gains recognized on a Bel Fuse legal entity restructuring transaction.

Net Earnings
The above factors resulted in net earnings of $16.7 million in the first nine months of 2018 as compared with $8.9 million in the same period of 2017.

Balance Sheet Data
As of September 30, 2018, working capital was $191.2 million, including $54.3 million of cash and cash equivalents with a current ratio of 2.9-to-1.  In comparison, as of December 31, 2017, working capital was $178.8 million, including $69.4 million of cash and cash equivalents with a current ratio of 3.0-to-1.  Total debt at September 30, 2018 was $114.8 million as compared to $122.7 million at December 31, 2017, reflecting a decline of $7.9 million primarily due to debt repayments made during the first nine months of 2018.

Conference Call
Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 888-204-4368, or 323-994-2082 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 3699128 after 2:00 p.m. ET, also for 20 days.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements
Non-historical information contained in this press release (including statements regarding booking trends, areas of growth, the impact of a growth in orders and the impact of sales growth and price stabilization on margins) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; difficulties associated with integrating recently acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; our ongoing evaluation of the consequences of the U.S. Tax Cuts and Jobs Act; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures
The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)(2)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales	$146,489	$126,386	$405,451	$371,671
Cost of sales	117,282	98,686	326,096	291,481
Gross profit	29,207	27,700	79,355	80,190
As a % of net sales	19.9%	21.9%	19.6%	21.6%

Selling, general and administrative expenses	18,691	20,906	57,690	63,604
As a % of net sales	12.8%	16.5%	14.2%	17.1%
Restructuring charges	17	-	62	171

Income from operations	10,499	6,794	21,603	16,415
As a % of net sales	7.2%	5.4%	5.3%	4.4%

Interest expense	(1,391)	(1,466)	(3,917)	(4,476)
Other income/expense, net	43	(244)	(479)	(720)
Earnings before benefit for income taxes	9,151	5,084	17,207	11,219

(Benefit from) provision for income taxes	(2,201)	60	523	2,329
Effective tax rate	-24.1%	1.2%	3.0%	20.8%
Net earnings	$11,352	$5,024	$16,684	$8,890
As a % of net sales	7.7%	4.0%	4.1%	2.4%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175	2,175	2,175
Class B common shares - basic and diluted	9,972	9,864	9,891	9,856

Net earnings per common share:
Class A common shares - basic and diluted	$0.89	$0.40	$1.31	$0.69
Class B common shares - basic and diluted	$0.94	$0.42	$1.40	$0.75

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) The statements of operations for the three and nine months ended September 30, 2017 reflect immaterial reclassifications related to the retrospective adoption of new accounting guidance related to presentation of pension costs within the statement of operations. There was no impact on net earnings in connection with the adoption of this guidance.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)
	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$54,296	$69,354
Accounts receivable, net	97,577	78,808
Inventories	114,434	107,719
Other current assets	26,179	10,218
Total current assets	292,486	266,099
Property, plant and equipment, net	42,994	43,495
Goodwill and other intangible assets, net	83,296	89,543
Other assets	29,127	32,128
Total assets	$447,903	$431,265

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$62,415	$47,947
Current portion of long-term debt	2,507	2,641
Other current liabilities	36,369	36,712
Total current liabilities	101,291	87,300
Long-term debt	112,331	120,053
Other liabilities	60,970	65,952
Total liabilities	274,592	273,305
Stockholders' equity	173,311	157,960
Total liabilities and stockholders' equity	$447,903	$431,265

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP Net earnings	$11,352	$5,024	$16,684	$8,890
Interest expense	1,391	1,466	3,917	4,476
Provision for income taxes	(2,201)	60	523	2,329
Depreciation and amortization	4,417	5,236	13,738	15,712
EBITDA	$14,959	$11,786	$34,862	$31,407
% of net sales	10.2%	9.3%	8.6%	8.5%

Unusual or special items:
ERP system implementation consulting costs	291	395	1,489	1,483
Professional fees related to legal entity restructuring	-	-	-	200
Restructuring charges	17	-	62	171

Adjusted EBITDA	$15,267	$12,181	$36,413	$33,261
% of net sales	10.4%	9.6%	9.0%	8.9%

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share data, unaudited)
The following tables detail the impact of certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items these items were included on the condensed consolidated statements of operations.

	Three Months Ended September 30, 2018					Three Months Ended September 30, 2017
Reconciling Items	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$9,151	$(2,201)	$11,352	$0.89	$0.94	$5,084	$60	$5,024	$0.40	$0.42
Items included in SG&A expenses:
ERP system implementation consulting costs	291	55	236	0.02	0.02	395	130	265	0.02	0.02
Restructuring charges	17	3	14	-	-	-	-	-	-	-
Transition tax, measurement period adjustment	-	2,628	(2,628)	(0.21)	(0.22)	-	-	-	-	-
Non-GAAP measures	$9,459	$485	$8,974	$0.70	$0.75	$5,479	$190	$5,289	$0.42	$0.44

	Nine Months Ended September 30, 2018					Nine Months Ended September 30, 2017
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$17,207	$523	$16,684	$1.31	$1.40	$11,219	$2,329	$8,890	$0.69	$0.75
Items included in SG&A expenses:
ERP system assessment costs	1,489	280	1,209	0.10	0.10	1,483	462	1,021	0.08	0.09
Professional fees related to legal entity restructuring	-	-	-	-	-	200	76	124	0.01	0.01
Restructuring charges	62	12	50	-	-	171	44	127	0.01	0.01
Items included in income taxes:
Transition tax, measurement period adjustment	-	2,628	(2,628)	(0.21)	(0.22)	-	-	-	-	-
Incremental tax related to legal entity restructuring	-	-	-	-	-	-	(2,308)	2,308	0.18	0.19
Non-GAAP measures	$18,758	$3,443	$15,315	$1.20	$1.28	$13,073	$603	$12,470	$0.97	$1.05

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.